Exhibit 3.68

BYLAWS

OF

MULTI-HEALTH CORP.

(A FLORIDA CORPORATION)

BYLAWS OF

MULTI-HEALTH CORP.

(A FLORIDA CORPORATION)

ARTICLE I

SHAREHOLDERS

A.	CERTIFICATES REPRESENTING STOCK.

Every holder of stock in the corporation shall be entitled to have a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. If such certificate is countersigned by a transfer agent or registrar other than the corporation or its employees, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the relative rights or preferences of such stock, or the amount remaining unpaid on such shares. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may or may not require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

B.	MANAGEMENT BY SHAREHOLDERS.

The shareholders of the corporation may elect by a majority vote that the affairs of the corporation be managed by the shareholders.

C.	FRACTIONAL SHARE INTERESTS AND PARTLY PAID STOCK.

The corporation may, but shall not be required to, issue fractions of a share. In lieu thereof, it shall either pay in cash the fair market value of fractions of a share, as determined by the Board of Directors, to those entitled thereto, or issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agents, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a shareholder except as therein provided. Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board of Directors may determine.

The Board may require subscribers or purchasers of the capital stock of the corporation to pay the amounts due this corporation by them in such manner and in such installments as the Board may, from time to time, by resolution designate. If any shareholder neglects to pay any installment when so required, the Board may, at its discretion and in such manner as it may determine, sell said stock and apply the proceeds to the expense of said sale and to the unpaid installments, returning the balance, if any, to the delinquent subscriber or shareholder.

D.	STOCK TRANSFERS.

Upon compliance with the provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

E.	RECORD DATE FOR SHAREHOLDERS.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of dividends or other distributions or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days, nor less than ten (10) days, before the date of such meeting or such other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Unless the Board of Directors resolves to the contrary, the stock transfer books of the corporation shall remain open on the record date. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, provided however that the Board of Directors may fix a new record date for the adjourned meeting.

F.	SHAREHOLDERS’ MEETINGS.

(1) Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors. Special meetings shall be held on the date and at the time fixed by the Board of Directors.

(2) Place. Annual meetings and special meetings shall be held at such place, within or without the State of Florida, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal office of the corporation in the State of Florida.

(3) Call. Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting. Special meetings may be called by the directors, by any officer instructed by the directors to call the meeting, or by shareholders holding one-tenth (1/10th) of the outstanding stock of the corporation entitled to vote thereat.

(4) Notice and Waiver of Notice. Written notice of all meetings shall be given, stating the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting. The notice of a special meeting shall in all instances state the purpose for which the meeting is called. Except as otherwise provided by the laws of the State of Florida, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days, nor more than sixty (60) days, before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each shareholder at his record address or at such other address which he may have furnished in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any shareholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

(5) Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: The Chairman of the Board, if any; the Vice Chairman of the Board, if any; the President; a Vice President; or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

(6) Proxy Representation. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, including, but not limited to, waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. In the event any such instrument shall designate two (2) or more persons to act as proxies, a majority of such persons present at that meeting, or, if only one be present, that one, shall have all of the powers conferred by the instrument upon all of the persons so designated, unless the instrument shall otherwise provide. A duly executed proxy shall be irrevocable if it states that it is irrevocable and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A revocable proxy may be revoked upon written notice received by the proxy or proxies.

(7) Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate or any fact found by him or them.

(8) Quorum. The holders of outstanding stock, comprising a majority of the votes which may be cast, shall constitute a quorum at meetings of shareholders for the transaction of any business. Notwithstanding the withdrawal of enough shareholders to leave less than a quorum, the shareholders present may continue to conduct business or adjourn the meeting.

(9) Voting. The common stock shall be entitled to one (1) vote per share. In the election of directors, a majority of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast, except where the laws of the State of Florida prescribe a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise provided by the laws of the State of Florida.

(10) Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

G.	INFORMAL ACTION BY SHAREHOLDERS.

Any action required to be taken at a meeting of the shareholders, or a committee thereof, or any other action which may be taken at a meeting of the shareholders, or a committee thereof, may be taken at a meeting of such persons or without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the actions so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted;

provided, however, that appropriate notice, is given, within ten days, to those shareholders who have not consented in writing.

H.	ORDER OF BUSINESS.

The order of business of all meetings of shareholders shall be as follows:

(a)	Call to order.

(b)	Proof of Notice of Meeting or Waiver of Notice.

(c)	Reading of Minutes of preceding meeting.

(d)	Reports of officers.

(e)	Reports of committees.

(f)	Appointment of Inspectors of Election, when applicable.

(g)	Election of directors, when applicable.

(h)	Unfinished business.

(i)	New business.

(j)	Adjournment.

ARTICLE II

DIRECTORS

A.	FUNCTION AND DEFINITION.

In the event that a majority of the shareholders does not provide otherwise, the business of the corporation shall be managed by the Board of Directors of the corporation. The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

B.	QUALIFICATION AND NUMBER.

A director need not be a shareholder, a citizen of the United States, or a resident of the State of Florida. The number of directors constituting the whole board shall be fixed from time to time by action of the shareholders. The number of directors may be increased or decreased by action of the shareholders.

C.	ELECTION AND TERM.

The first Board of Directors elected hereafter shall hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified or until their earlier resignation or removal. Thereafter, directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation or removal.

D.	VACANCIES.

In the interim, between annual meetings of shareholders or of special meetings of shareholders called for the election of directors or for the removal of one or more directors (and for the filling of any vacancy in that connection), newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

E.	RESIGNATION.

Any director of the corporation may resign at any time by giving his resignation to the President or Vice President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

F.	DUTIES OF DIRECTORS.

The Board of Directors shall have the control and general management of the affairs and business of the corporation. Directors shall in all cases act as a Board, regularly convened, by majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper.

G.	MEETINGS.

(1) Time. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

(2) Place. The meetings shall be held at such place within or without the State of Florida as shall be fixed by the Board.

(3) Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, or the President, or a majority of the directors in office.

(4) Notice and Waiver of Notice. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other manner of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of notice before or after the time stated therein.

(5) Quorum and Action. A majority of the whole board shall constitute a quorum except when a vacancy or vacancies prevent such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise provided by the laws of the State of Florida, the act of the Board shall be the act by vote of a majority of the directors present at a meeting of such Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the laws of the State of Florida and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board.

(6) Chairman of the Meeting. The Chairman of the Board, if any, and if present and acting, shall preside at all meetings. Otherwise, the Vice Chairman of the Board, if any, and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

H.	REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause or without cause, at any time, by vote of the shareholders holding a majority of the votes, at any special meeting called for that purpose. One or more of the directors may be removed for cause by the Board of Directors.

I.	COMMITTEES.

The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two (2) or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence of, or disqualification of, any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

J.	ACTION IN WRITING.

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

K.	VOTING.

At all meetings of the Board of Directors, or any committee thereof, each director is to have one (1) vote.

ARTICLE III

OFFICERS

The directors shall elect a President, who shall be a director, a Secretary, and a Treasurer, and may elect a Chairman of the Board of Directors, a Vice Chairman thereof, and one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and may elect or appoint such other officers and agents as are desired. Any number of offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified. Any officer may resign at any time upon written notice.

Officers shall have the powers and duties defined in the resolutions appointing them; provided that the Secretary shall record all proceedings of the meetings or of the written actions of the shareholders and of the directors, and any committee thereof, in a book to be kept for that purpose.

The Board of Directors may remove any officer at any time for cause or without cause.

ARTICLE IV

DIVIDENDS

The Board of Directors may, from time to time, declare, and the corporation may pay, dividends and other distributions with respect to its outstanding shares in cash, property or its own shares.

ARTICLE V

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

AMENDMENT OF BYLAWS

The power to amend, alter, and repeal these Bylaws, and to adopt new Bylaws, shall be vested in the Board of Directors; provided, that the Board of Directors may delegate such power, in whole or in part, to the shareholders, and provided further, that any Bylaws, other than an initial Bylaw, which provides for the election of directors by classes for staggered terms shall be adopted by the shareholders.

ARTICLE VIII

OFFICES

A.	PRINCIPAL OFFICE.

The principal office shall be located in Dade County, Florida, or at such other place as the Board of Directors shall designate by resolution.

B.	OTHER OFFICES.

The corporation may have other offices, either within or outside the State of Florida, at such place or places as the Board of Directors may from time to time determine.

ARTICLE IX1

CONTROL SHARE ACQUISITION

The provisions of Florida Statute §607.0902 entitled “Control Share Acquisitions” shall not apply to a control-share acquisition of shares of the common stock of this Corporation.

[1]	Amendment authorized by Unanimous Written Consent of the Board of Directors on December 29, 1992.

FIRST AMENDMENT TO THE

BYLAWS

OF

MULTI-HEALTH CORP.

The following amendment to the Bylaws was duly adopted by the Board of Directors of the Corporation as of September 27, 1997:

RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended as set forth in Exhibit A attached hereto.

Exhibit A

1. Section H of Article I of the Bylaws of the Corporation is hereby deleted in its entirety.

2. Section B of Article II of the Bylaws of the Corporation is hereby amended in its entirety to read as follows:

“B. QUALIFICATION AND NUMBER.

The board of directors shall consist of such number of directors, not fewer than one (1) nor more than fifteen (15), as may be determined from time to time by the board of directors. All directors of the corporation shall be natural persons of at least eighteen (18) years of age, and need not be residents of the State of Florida or shareholders of the corporation.”

3. Section I of Article II of the Bylaws of the Corporation is hereby amended in its entirety to read as follows:

“I. COMMITTEES.

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all pages which may require it. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.”

4. Article III of the Bylaws of the Corporation is hereby amended in its entirety to read as follows:

“ARTICLE III

Officers

A.	NUMBER, QUALIFICATIONS AND RESIGNATION.

The officers of the corporation shall be chosen by the Board of Directors at its first meeting, and thereafter after each annual meeting of stockholders. The officers to be elected shall include a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose a chief executive officer and one or more vice presidents and additional officers or assistant officers as it may deem advisable. Any number of offices may be held by the same person, except the offices of president and secretary. Officers may, but need not, be directors or stockholders of the corporation. The Board of Directors may elect from among the members of the Board of Directors a chairman of the Board of Directors and a vice-chairman of the Board of Directors who shall not be considered officers of the corporation unless the Board of Directors specifically designates them as officers at the time of election, or at any time thereafter.

B.	TERM OF OFFICE.

The officers of the corporation shall hold office at the pleasure of the Board of Directors. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

C.	SUBORDINATE OFFICERS, COMMITTEES AND AGENTS.

The Board of Directors may elect any other officers and appoint any committees, employees or other agents as it desires who shall hold their offices for the terms and shall exercise the powers and perform the duties as shall be determined from time to time by the Board of Directors as may be required by the business of the corporation. The directors may delegate to any officer or committee the power to elect subordinate officers and retain or appoint employees or other agents.

D.	THE PRESIDENT.

The president shall preside at all meetings of stockholders, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall execute on behalf of the corporation and may affix the seal or cause the seal to be affixed to all instruments requiring the execution, except to the extent the signing and execution thereof shall be expressly delegated and authorized by the Board of Directors to some other officer or agent of the corporation.

E.	THE VICE PRESIDENT.

The vice president or vice presidents, as the case may be, shall act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform the other duties and have the other powers as the president or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents, and in that event, the duties and powers of the president shall descend to the vice presidents in the specified order of seniority.

F.	THE SECRETARY.

The secretary shall act under the direction of the president. Subject to the direction of the president the secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the Board of Directors when required. The secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform the other duties as may be prescribed by the president or the Board of Directors or as are incident to his or her office. The secretary shall keep in safe custody the seal of the corporation, if one exists, and cause it to be affixed to any instrument requiring it.

G.	THE ASSISTANT SECRETARIES.

The assistant secretaries in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform the other duties and have the other powers as the president or the Board of Directors may from time to time prescribe.

H.	THE TREASURER.

The treasurer shall act under the direction of the president. Subject to the direction of the president the treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in the depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the corporation as may be ordered by the president or the Board of Directors, taking proper vouchers for the disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation. The treasurer shall perform such other duties as may be prescribed by the president or the Board of Directors or as are incident to his or her office.

I.	THE ASSISTANT TREASURERS.

The assistant treasurers in the order of their seniority, unless otherwise determined by the president or the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform the other duties and have the other powers as the president or the Board of Directors may from time to time prescribe.

J.	THE CHAIRMAN OF THE BOARD OF DIRECTORS.

The chairman of the Board of Directors or in his or her absence, the president, shall preside at all meetings of the Board of Directors and shall perform all other duties as may from time to time be requested of him or her by the Board of Directors.

K.	THE CHIEF EXECUTIVE OFFICER.

The Board of Directors may designate a chief executive officer who shall perform all other duties as from time to time may be requested of him or her by the Board of Directors. In the absence of the designation, the president shall serve as the chief executive officer.

5. Article IX of the Bylaws of the Corporation is hereby deleted in its entirety.